Exhibit 99.1

Eco Innovation Establishes Canada Subsidiary to Drive Green Technology Growth

VAN NUYS, CA, May 20, 2021, – Eco Innovation Group, Inc. (OTC: ECOX) ("ECOX" or the "Company"), an innovative company aggregating investments in new technologies that promote environmental and social well-being and the advancement of green energy solutions, is pleased to announce the formation of the company’s first subsidiary, ECOIG Canada. The Company also announced that Patrick Laurie was named interim CEO of the newly created subsidiary.

Eco Innovation Group, Inc. expects that with a Canada presence, it will be in an even better position to serve its existing strong network of Canadian-based inventors and technology development partners.

“We look forward to helping expand opportunities for top minds and cutting-edge green technology projects in the rich Alberta region, “ commented Julia Otey-Raudes, President and CEO of Eco Innovation Group. “Canada has become increasingly important for the company and where we already have existing relationships with inventors and business community professionals. Canada has started to establish itself as a global leader in the green technology space and we look forward to playing a role in this Country.”

ECOIG Canada will focus on the following primary operational objectives:

•	Manufacturing
•	R&D utilizing new sustainable technologies
•	Exclusive Rights to all technologies in the Canadian market
•	Access to incentives for manufacturing and developing green technology projects and assets
•	Providing jobs in the Canadian maintenance and manufacturing sector
•	Utilization of strong third-party Alberta and Canadian component manufacturing
•	Diversifying the Alberta economy into green manufacturing
•	Accessing cost-effective Alberta-based tax incentives for sustainable technologies
•	Supplying the Canadian economy with innovative technology solutions
•	Providing Canadian support for all ECOX technology projects
•	Providing inventors with effective Canadian-based support network

The Company also announced that ECOX Advisory Board member Patrick Laurie was named interim CEO of the new subsidiary ECOIG Canada during its initial stages of establishment and growth. Mr. Laurie is based in Alberta, Canada, and has been an Advisory Board member for ECOX and leading Eco Innovation Group’s R&D efforts to-date in North America. Mr. Laurie provides critical support for the company on a global basis in project implementation and business development. Mr. Laurie received his Master’s Degree in the field of Electrical at Northern Alberta Institute of Technology (NAIT).

“Patrick brings a wealth of knowledge and is an experienced strategist with a deep understanding of how to build enduring technologies while leveraging operational scale across a dispersed production footprint,” added Julia Otey-Raudes.” “He is a strong leader with a proven track record of developing diverse and high performing teams.”

About Eco Innovation Group

Eco Innovation Group was founded by Inventors and Business Professionals to help nurture and catalyze the most innovative and impactful products and services, and to deliver those innovations to the world, improving the quality of life in our communities and the world around us, while delivering value to our shareholders. At ECOX, we are dedicated to developing and commercializing successful products. But we will never lose sight of the fact that we exist, first and foremost, to help people and improve life on the planet we all share. We take our Social Responsibility Contract seriously in all our endeavors. It is not only what we do. It is who we are. For more information, visit www.ecoig.com.

View the Company’s new video Here.

FORWARD-LOOKING STATEMENTS: This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Corporate Contact:
Eco Innovation Group, Inc.
Julia.Otey@ecoig.com
www.ecoig.com

Public Relations:
EDM Media, LLC
https://edm.media